Exhibit 10.39

SECOND AMENDMENT
TO THE
MARSH & MCLENNAN COMPANIES
SUPPLEMENTAL SAVINGS & INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") amended and restated the Marsh & McLennan Companies Supplemental Savings & Investment Plan, effective January 1, 2012 (the "Plan");
WHEREAS, the Company further amended the Plan on December 7, 2016 (the “First Amendment”);
WHEREAS, pursuant to the Employee Benefit Plan Guidelines adopted by the Board of Directors on September 18, 2003 (the “Guidelines”) and Section 8.1 of the Plan, the Company acting through its Chief Executive Officer (“CEO”) or any officer appointed directly or indirectly by the CEO, has the authority to adopt or amend the Plan if the amendment (a) is required pursuant to law or other requirement having the effect of law or (b) would reasonably be expected to have no more than a de minimis effect on the Company;
WHEREAS, the Company desires to modify the Plan’s definition of “Disability”, including to clarify the procedures for determining Disability under the Plan; and
WHEREAS, it has been determined that the proposed changes to the Plan would be reasonably expected to have no more than a de minimis effect on the Company.

NOW, THEREFORE, effective January 1, 2018, the Company acting through Laurie Ledford, Senior Vice President, Chief, Human Resources of the Company who, in turn, is acting pursuant to authority granted by the CEO (consistent with the Guidelines), hereby amends the Plan as follows:
1.    Section 1.13 of the Plan is hereby amended and restated to read as follows:
"1.13    Disabled or Disability means a Participant who suffers from any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as evidenced by the Participant receiving income replacement benefits for such impairment under the Company’s short term and long term benefit programs for a continuous period of 12 months."

IN WITNESS WHEREOF, MARSH & McLENNAN COMPANIES, INC. has caused this Second Amendment to the Plan to be executed by its duly authorized officer on the 21st day of December, 2017.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief Human Resources Officer